                                                                       EXHIBIT 3

                  SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

         This SECOND AMENDMENT made this 14th day of April 1995 to that certain ASSET PURCHASE AGREEMENT dated December 21, 1995 by and among MEDALLIANCE, INC., a Tennessee corporation ("MDAL"), and certain of its subsidiaries which are signatories thereto (collectively, "Sellers") and HEALTH IMAGES, INC., a Delaware corporation ("Purchaser"), as amended by that certain AMENDMENT TO ASSET PURCHASE AGREEMENT dated April 6, 1995. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to further amend their covenants and agreements relating to the transfer of assets and assumption of liabilities contemplated by the Agreement.

         NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

         1. INCLUDED ASSETS. Section 1.1.1(k) of the Agreement is hereby deleted in its entirety, and the following inserted in lieu thereof:

                 "(k) Sellers' interest in the joint venture with Chattanooga Memorial Hospital, and an assignment of 98% of Sellers' economic rights in joint ventures holding real estate in Knoxville, Tennessee and Birmingham, Alabama, together with proxies and powers of attorney permitting Purchaser to exercise certain management rights in connection therewith."

         2. PURCHASE PRICE. The first sentence of Section 1.3 of the Agreement is hereby amended by the insertion of the phrase ", the delivery of the Beaumont Replacement Note (as defined below)" after the word "cash." The introductory language of Section 1.3.l of the Agreement is hereby deleted, and the following inserted in lieu thereof:

                 "The portion of the Total Consideration to be paid in cash, MDAL Preferred Stock and the Beaumont Replacement Note (the "Purchase Price") shall be an amount equal to:"

Additionally, new subsections (f) and (g) are hereby added to the end of
Section I.3.l of the Agreement to read as follows:

                 "(f)     less $500,000 represented by the principal amount of
         the Beaumont Replacement Note; and

                  (g) less $55,395 (in connection with the interest differential on the financing with LINC Anthem Corporation)."

         3. PAYMENT OF PURCHASE PRICE. An additional element of the Closing Payment is hereby added in Section 1.3.2 of the Agreement as follows:

                 "(iv) a promissory note in the original principal amount of $500,000 made by Purchaser payable to MDAL in the form as attached to this Amendment as Exhibit A (the "Beaumont Replacement Note")."

         4. GENERAL LEDGER SOFTWARE. Sellers agree to allow Purchaser to use, for a period not to exceed four months, on a non-exclusive basis, the general ledger software it licenses under the Facilities Management Agreement for Management Information Systems dated June 10, 1994 among Access Data, Inc. and ImageAmerica, Inc.

         5.      INDEMNIFICATION.

                 (a) Section 6.1 of the Agreement is hereby amended by adding new subsections (c) and (d) as follows:

                 "(c) any and all liabilities, demands, claims, actions, assessments, losses, deficiencies, costs and expenses, including without limitation, penalties, reasonable attorneys' fees and expenses, reasonable technical consultants' fees and expenses and reasonable accountants' fees and expenses, imposed on or incurred by Purchaser resulting from emissions, discharges, releases of pollutants, contaminants, chemicals or hazardous substances or wastes which Purchaser establishes (i) to have been present or existing on the Effective Date on the real estate transferred to Purchaser on which Sellers operated the Digital Diagnostics Center located in Baton Rouge, Louisiana and (ii) to have arisen from any drilling for oil or gas or related activities; provided Purchaser shall not have taken any action following the date hereof to investigate the condition of such property except in response to a notice, inquiry or direction of a regulatory authority or a claim by a third party so long as such notice, inquiry, direction or claim was not instigated directly or indirectly by or at the behest of Purchaser;

                 (d) in the event that Tricare Properties-Birmingham, Ltd. ("Bioimaging Landlord") shall terminate the lease dated April 19, 1990 with Birmingham Neuro/Ortho Diagnostic Center, Inc. covering the real estate located at 200 Montgomery Highway, Suite 100 (the "Bioimaging Lease") during its original term based solely on the ground that the leasehold estate was transferred to Purchaser without the consent of the Bioimaging Landlord pursuant to Section 14.0 of the Bioimaging Lease, and in the event that the Bioimaging Landlord has the right to evict Purchaser from the premises on such grounds, Sellers shall reimburse Purchaser for its costs in moving from such premises, and shall pay Purchaser the excess it pays, if any, during the period of time equal to the remainder of the original term of the Bioimaging Lease for such square footage (not to exceed the square footage under the Bioimaging Lease) in a comparable quality building in a similar setting, to the extent that such space is needed for the operations of Purchaser, but not including any consolidation of the Purchaser's operations which Purchaser may make with Purchaser's other location in Birmingham, Alabama, above the rent which would have been paid pursuant to the Bioimaging Lease, in each case as such expenses are incurred and documentation relating thereto is provided to MedAlliance."

                 (b) A new subsection (e) shall be added to Section 6.3 of the Agreement as follows:

                 (e) Any claim for indemnification under Section 6.1(c) must be made by Purchaser in writing on or before the fourth (4th) anniversary of the Effective date of this Agreement.

         6. BONUSES. If an Employee listed in Exhibit B provides services through the applicable transition period listed on Exhibit B, MDAL shall pay such Employee a Stay Bonus equal to three months' salary for such Employee, payable over the Bonus period. Purchaser shall reimburse MDAL promptly for any Stay Bonuses paid.

         7. CONTENTS OF AMENDMENT; PARTIES IN INTEREST; ETC. This Amendment, together with the Asset Purchase Agreement as previously amended sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understanding between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by the Asset Purchase Agreement, as amended.

         8. ASSIGNMENT AND BINDING EFFECTS. This Amendment may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Sellers and Purchaser.

         9. WAIVER. Any term or provision of this Amendment may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         10. NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telegraph or by registered or certified mail, postage prepaid, as follows:

                 If to Purchaser, to:

                          Health Images, Inc.
                          8601 Dunwoody Place, Building 200
                          Atlanta, Georgia 30350
                          Attention:  Legal Department

                 With a required copy to:

                          Powell, Goldstein, Frazer & Murphy
                          Sixteenth Floor
                          191 Peachtree Street, N.E.
                          Atlanta, Georgia 30303
                          (404) 572-6600
                          Attention:  Thomas R. McNeill, Esq.


                 If to Sellers to:

                          MedAlliance, Inc.
                          109 Westpark Drive
                          Suite 420
                          Brentwood, Tennessee 37027
                          Attention:  Patrick T. Ryan, President
                            and Chief Executive Officer


                 With a required copy to:

                          Bass, Berry & Sims
                          2700 First American Center
                          Nashville, Tennessee 37238
                          Attention:  Leigh Walton, Esq.

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

         11. LAW TO GOVERN. This Amendment shall be governed by and interpreted and enforced in accordance with the laws of the State of Georgia.

         12. SEVERABILITY. Any provisions of this Amendment which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceable without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         13. JOINT AND SEVERAL. The obligations and liabilities of Sellers hereunder are joint and several.

         14. COUNTERPARTS. This Amendment may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterpart taken together shall constitute but one and the same instrument. This Amendment shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Amendment or any counterpart hereof to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the date first written.


                                             PURCHASER:

ATTEST:                                      HEALTH IMAGES, INC.

By:                                          By:
    -----------------------------                -----------------------------
         As its                                      As its

                                             SELLERS:

ATTEST:                                      MEDALLIANCE, INC.

By:                                          By:
    -----------------------------                -----------------------------
         As its                                      As its



ATTEST:                                      IMAGEAMERICA OF AURORA, INC.

By:                                          By:
    -----------------------------                -----------------------------
         As its                                      As its



ATTEST:                                      IMAGEAMERICA OF BATON ROUGE, INC.

By:                                          By:
    -----------------------------                -----------------------------
         As its                                      As its


ATTEST:                                      IMAGEAMERICA OF BEAUMONT, INC.

By:                                          By:
    -----------------------------                -----------------------------
         As its                                      As its

ATTEST:                                 BIOIMAGING DIAGNOSTIC CENTER, INC.

By:                                     By:
    ---------------------------------       ------------------------------
         As its                                 As its



ATTEST:                                 PHYSICIANS ASSOCIATES, INC.

By:                                     By:
    ---------------------------------       ------------------------------
         As its                                 As its



ATTEST:                                 IMAGEAMERICA OF CARROLLTON, INC.

By:                                     By:
    ---------------------------------       ------------------------------
         As its                                 As its



ATTEST:                                 IMAGEAMERICA OF CHATTANOONA, INC.

By:                                     By:
    ---------------------------------       ------------------------------
         As its                                 As its



ATTEST:                                 IMAGEAMERICA OF DENVER, INC.

By:                                     By:
    ---------------------------------       ------------------------------
         As its                                 As its



ATTEST:                                 IMAGEAMERICA GREENVILLE CORP.

By:                                     By:
    ---------------------------------       ------------------------------
         As its                                 As its

ATTEST:                                    DIAGNOSTIC ASSOCIATES, INC.

By:                                        By:
    -------------------------                  ------------------------------
         As its                                    As its



ATTEST:                                    IMAGEAMERICA PDK CORP.

By:                                        By:
    -------------------------                  ------------------------------
         As its                                    As its



ATTEST:                                    IMAGEAMERICA DAL CORP.

By:                                        By:
    -------------------------                  ------------------------------
         As its                                    As its



ATTEST:                                    IMAGEAMERICA OF PORT ARTHUR, INC.

By:                                        By:
    -------------------------                  ------------------------------
         As its                                    As its

                                   EXHIBIT A

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE REOFFERED, RESOLD, CONVERTED, PLEDGED, HYPOTHECATED, CONVEYED OR OTHERWISE TRANSFERRED UNTIL SUCH SECURITY HAS BEEN REGISTERED UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW.

                      PROMISSORY NOTE DUE DECEMBER 31,1995

                                                                     $500,000.00

         HEALTH IMAGES, INC., a corporation duly organized under the laws of the State of Delaware ("Health Images"), for value received, hereby promises to pay to MedAlliance, Inc., a Tennessee corporation ("MedAlliance"), the principal sum of Five Hundred Thousand Dollars ($500,000.00) in three equal quarterly installments of principal, plus accrued interest, on June 30, September 30, December 31, 1995. This Note shall bear interest commencing April 1, 1995, at the rate of eight percent (8%) per annum. The entire principal amount hereof, and all accrued interest, shall be due and payable on December 31, 1995. Interest shall be computed based upon a year of three hundred sixty (360) days. Payment of the principal of and interest on this Note will be made at 109 Westpark Drive, Suite 420, Brentwood, Tennessee.

         This note may be prepaid in whole or in part at any time, without penalty, but if prepaid in part, such prepayment shall be applied to the installments in inverse order of their maturity.

         It is agreed that if any installment of principal or interest is not paid when due, this Note may be immediately declared due and payable without notice at the option of the holder hereof. The holder may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing the right to declare this Note due for a subsequent default, this right being a continuing one.

         All parties hereto waive demand, notice, presentment, and protest.

         In the event this Note is placed in the hands of an attorney for collection, the undersigned agrees to pay a reasonable attorneys' fees, court costs and all other expenses reasonably incurred in the collection effort.

         This Note shall automatically become due and payable if and to the extent that the holder of that certain 8% Convertible Subordinated Note due December 31, 1995 in the original principal amount of $2,000,000 shall convert said Note into common stock of MedAlliance.

         The validity, construction, effect and all terms and conditions of this Note shall be governed by the substantive law of the State of Tennessee.

                                        HEALTH IMAGES, INC.

                                        By:
                                           ----------------------------------
                                        Title:
                                              -------------------------------

                                   EXHIBIT B


                                                           Transitional Period
Employee                                                   (from Effective Date)
- - --------------------------------------------------------------------------------
Staff Accountants
- - -----------------

Deborah Denney                                             60 days
Mary Wilson                                                60 days

Payroll
- - -------



Tia Ford                                                   30 days
Tammy Mason                                                30 days

Accounts Payable
- - ----------------

Jennifer Ash                                               30 days
Mikal Hyatt                                                30 days
Delana Westmoreland                                        30 days
